POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS THAT the undersigned trustees of Washington Real Estate Investment Trust, a Maryland real estate investment trust, do hereby constitute and appoint each of LAURA M. FRANKLIN and WILLIAM T. CAMP, signing singly, the undersigned's true and lawful attorney in fact to sign his or her name to the Annual Report on Form 10-K for the year ended December 31, 2014, under the Securities Exchange Act of 1934, as amended, and to any and all amendments, of said Company, and to cause the same to be filed with the SEC, granting unto said attorneys in fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents, and purposes as the undersigned could do if personally present, and the undersigned hereby ratify and confirm all that said attorneys in fact or either one of them shall lawfully do or cause to be done by virtue hereof.

Dated:        February 19, 2015

/s/ CHARLES T. NASON	/s/ PAUL T. MCDERMOTT
CHARLES T. NASON	PAUL T. MCDERMOTT

/s/ BENJAMIN S. BUTCHER	/s/ THOMAS H. NOLAN
BENJAMIN S. BUTCHER	THOMAS H. NOLAN

/s/ WILLIAM G. BYRNES	/s/ T. EDGIE RUSSELL, III
WILLIAM G. BYRNES	T. EDGIE RUSSELL, III

/s/ EDWARD S. CIVERA	/s/ WENDELIN A. WHITE
EDWARD S. CIVERA	WENDELIN A. WHITE

/s/ JOHN P. MCDANIEL	/s/ ANTHONY L. WINNS
JOHN P. MCDANIEL	ANTHONY L. WINNS